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                                                                    EXHIBIT 10.8

                                    EXHIBIT B
                      STOCK TRANSFER RESTRICTION AGREEMENT

        This Stock Transfer Restriction Agreement (the "Agreement"), effective as of January 5, 2001 is by and between mHL Development Company, an Oregon corporation (the "Company"), and Imperial Bank ("Shareholder)

                                    RECITALS

        A. Shareholder owns, intends to purchase or has the right to purchase shares of the Company's Common Stock.

        B. The parties wish to enter into an agreement relating to the sale or other disposition of the shares of Common Stock owned or held by Shareholder.

                                    AGREEMENT

        1.      Limitations on Transfer.

                1.1 Shares Subject to Restrictions Under This Agreement. For the purposes of this Agreement, the term "Shares" shall mean all of the shares of the Company's Common Stock owned or held by the Shareholder, including any additional shares that may be acquired subsequent to the date of this Agreement and all securities received in replacement of the Common Stock or as stock dividends or splits and all securities received in replacement of the Common Stock in a recapitalization, merger reorganization and the like.

                1.2 Restrictions. In addition to any other limitation on transfer created by applicable securities laws or by a separate agreement between the Company and Shareholder, including, if applicable, a Restricted Stock Purchase Agreement, Shareholder shall not sell, or otherwise transfer, including transfers by gift and by operation of law, any interest in any of the Shares except as provided in this Agreement. Any transfer of the Shares in violation of this Agreement shall be void.

        2.      Company Repurchase Rights.

                2.1 Triggering Events. On the occurrence of any of the following events (each a "Triggering Event"):

                        A case or proceeding with respect to the Shareholder is
                commenced under any applicable bankruptcy, insolvency, reorganization, receivership or readjustment of debt law or other similar law; an order for the appointment of a receiver, liquidator, sequestrator, trustee, custodian, or other officer

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                having similar powers over Shareholder or over a substantial part of Shareholder's property is entered, or an interim receiver, trustee or other custodian of Shareholder or of a substantial part of Shareholder's property is appointed or a warrant of attachment, execution or similar process against any substantial part of Shareholder's property is issued;

the Company shall have the option to repurchase any and all Shares owned or held or to be acquired by exercise of an option by Shareholder (the "Optional Redemption") pursuant to the terms of Section 2.2; provided, however, that any unvested shares subject to an option at the time of Triggering Event shall be canceled, and Shareholder shall have no right to exercise any option with respect to those shares.

                2.2 Terms and Conditions of an Optional Redemption. An Optional Redemption shall be subject to the following terms and conditions:

                        (a)     Upon the exercise by the Company of an Optional

        Redemption, the Shareholder shall be obligated to sell all of the Shares. The Company shall exercise an Optional Redemption by written notice to the Shareholder at any time after the Optional Redemption is exercisable thereby (a "Notice of Exercise").

                        (b)     In the case of any exercise of the Optional

        Redemption, the purchase price of the Shares shall be the amount that the Company and the Shareholder agree upon or, if they are unable to agree within 15 days following the Notice of Exercise, the amount determined in accordance with the appraisal procedures set forth in
        Section 2.2(c).

                        (c)     The following procedure shall apply in

        connection with any appraisal in connection with an exercise of the Optional Redemption:

                                (i) The Shareholder and the Company shall attempt to agree upon a single appraiser prior to the expiration of the 30-day period following the Notice of Exercise. If they so agree, such appraiser shall, as promptly as possible, determine the amount that reflects the current value of the Shares by first determining the value of the Company in terms of assets and liabilities, present earnings, future prospects and all other relevant factors, and then determining the proportion of such value represented by the Shares considering the existence of senior securities, if any, and the number of the Shares in relation to all outstanding shares and options, warrants, purchase rights and/or rights convertible to shares of the Company's capital stock, but without applying any minority interest discount or illiquidity or similar discount (the "Fair Market Value of the Shares"). The appraiser's written determination shall be


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                        final, conclusive and binding upon all parties to the
                        purchase and sale. The Company and the Shareholder shall share equally the costs and fees of the single appraiser.

                                (ii) If the Shareholder and the Company are unable to agree upon a single appraiser within the 30-day period after the Notice of Exercise, the Shareholder shall appoint one appraiser and the Company shall appoint one appraiser (each party giving notice of the appointment to the other) within 30 days after the expiration of such period, and the two appraisers so appointed shall choose a third appraiser within 30 days after appointment of the second. If either party fails to appoint an appraiser, or if the two appraisers fail to choose a third, the appraiser or appraisers appointed in accordance with the foregoing procedures shall serve as the sole appraiser or appraisers. Any written determination of the Fair Market Value of the Shares signed by at least two appraisers shall be final, conclusive and binding upon all parties to the purchase and sale. If no two appraisers so agree within 60 days following the appointment of the last appraiser, the median of the Fair Market Value of the Shares as determined by each of the three appraisers, or the average of the Fair Market Value of the Shares if there are only two appraisers, shall be final, conclusive and binding upon all parties to the purchase and sale subject to the following modifications:

                                        (A)     if there are three appraisers
                                and each arrives at a different determination of the Fair Market Value of the Shares and any such amount is more than 5% different than the average of all three appraisals, the appraisal that is the farthest away from the average (either high or low) shall be discarded and the average of the remaining two appraisals shall be the Fair Market Value of the Shares.

                                        (B)     if there are only two appraisers
                                and each arrives at a different determination of the Fair Market Value of the Shares and the difference between such amount exceeds 10% of the lower amount, a third appraiser shall be appointed by the two appraisers or, if they fail to appoint a third appraiser within 10 days after the later of the two determinations of the Fair Market Value of the Shares, by the presiding judge in the county seat in which the Company has its principal place of business upon petition thereto by either appraiser or by either of the Shareholder or the Company. The third appraiser shall conduct an appraisal in accordance with this Section 2.2(c)(ii) as promptly as is practicable and the results of such appraisal and all other


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                                appraisals conducted pursuant to this Section
                                2.2(c)(ii) shall be subject to all applicable provisions of this Section 2.2(c)(ii), including the foregoing clause (A).

        Except as hereinafter provided in the case of the use of a single appraiser, each party to the appraisal shall pay the compensation and expenses of the appraiser appointed by such party. The compensation and expenses of the third appraiser shall be shared equally by the Shareholder and the Company. If only one appraiser is used pursuant to this Section 2.2(c)(ii), the compensation and expenses of such appraiser shall be paid by the party that appointed such appraiser.

                                (iii)   Each party appointing an appraiser
                        hereunder shall use reasonable diligence to select as an appraiser an individual or firm that by training and experience is knowledgeable concerning the methods of ascertaining the fair market value of an interest in a privately-held business engaged in the primary business of the Company. Any appraiser appointed pursuant to
                        Section 2.2(c)(ii) shall be a member of either or both of the American Society of Appraisers and the Institute of Business Appraisers.

                        (d) On a date specified by the Company that is not later than 45 days after the Notice of Exercise in the case of a purchase price determined under Section 2.2(b) other than in accordance with the foregoing appraisal procedures described in Section 2.2(c) or, in the case of a determination of the purchase price of the Shares in accordance with such appraisal procedures, not later than 30 days after the determination of the Fair Market Value of the Shares (the relevant date in any such case being the "Section 2.2 Closing Date"), the Company shall pay to the Shareholder ten percent (10%) of the Fair Market Value of the Shares, and the balance payable in 60 equal monthly installments, including interest on the unpaid balance at the rate of eight percent (8%) per annum from the Section 2.2 Closing Date; installments to commence one month after the Section 2.2 Closing Date with no restrictions on prepayment.

                        (e) On the Section 2.2 Closing Date, the Shareholder shall deliver to the Company certificates evidencing the Shares and a certificate dated as of the Section 2.2 Closing Date, containing the representation and warranty of the Shareholder as to its unrestricted legal right, power and authority to assign, transfer and deliver its Shares and that at the closing on the Section 2.2 Closing Date the Company will receive good and marketable title to such Shares, free and clear of all liens, claims, equities, encumbrances and restrictions of every kind other than the restrictions set forth in this Agreement.

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In the event the Company does not elect to exercise the Optional Redemption, the
Shares shall remain subject to the terms of this Agreement. The Company's repurchase rights are in addition to the Company's right of first refusal set forth in Section 3 of this Agreement.

                2.3 Other Agreements. The repurchase rights contained in this Agreement are in addition to repurchase rights that may be included in a separate agreement between Shareholder and the Company, including, if applicable, a Restricted Stock Purchase Agreement. The repurchase price to be paid by the Company for any Shares after Triggering Event shall be governed by the terms of this Agreement only to the extent that such Shares have been released from the repurchase terms contained in a separate agreement between the Company and Shareholder.

        3. Company Right of First Refusal. If Shareholder desires (or is required) to sell or transfer any of the Shares in any manner, Shareholder shall first obtain a firm, unconditional written offer signed by a bona fide prospective purchaser (the "Bona Fide Offer"), stating the number of Shares to be purchased, the total purchase price and the terms of payment of the purchase price. Shareholder shall mail a copy of the Bona Fide Offer to the Company. The Company shall have a right of first refusal to purchase any portion of the Shares covered by the Bona Fide Offer at the same price, and upon the same terms (or terms as similar as reasonably possible) set forth in the Bona Fide Offer. The right of first refusal shall be provided to the Company for a period of 60 days following receipt by the Company of the Bona Fide Offer. If the Shares are not purchased by the Company, the selling Shareholder shall have 60 days following lapse of the period of the right of first refusal provided to the Company to dispose of the Shares to the transferee identified in the Bona Fide Offer on terms no more favorable to the transferee than those offered to the Company. After such 60 day period lapses, the Shares shall once again be subject to the rights of first refusal herein provided. Notwithstanding the foregoing, the Shareholder shall have the right to transfer the Shares, in compliance with applicable federal and state securities laws, to an Affiliate, including, without limitation, Imperial Bancorp, at any time without notice to the Company and without compliance with this Section 3. As used herein, "Affiliate" means the parent company of Holder, a majority-owned subsidiary of Holder, or a majority-owned subsidiary of Holder's parent company; provided, however, that such entity is a "qualified institutional buyer" as defined in Rule 144A as promulgated under the Securities Act of 1933, as amended.

        4. Assignment by the Company. The right of the Company to purchase any part of the Shares may be assigned in whole or in part to any person or persons designated by the Board of Directors of the Company.

        5. Obligations Binding Upon Transferees. All transferees of Shares or any interest therein will receive and hold such Shares or interests subject to the provisions of this Agreement. Any sale or transfer of the Shares shall be void unless the provisions of this Agreement are met.

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        6.      Termination. This Agreement shall terminate on (i) the effective date of a registration statement filed by the Company under the Securities Act of 1933, as amended (the "Act"), with respect to an underwritten public offering of Common Stock of the Company or (ii) the closing date of a sale of assets or merger of the Company pursuant to which shareholders of the Company receive securities of a buyer whose shares are publicly traded.

        7. Lock-up Agreement. Shareholder agrees, in connection with an initial public offering of equity securities by the Company, upon request of the Company or the underwriters managing such offering, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares (other than those included in the registration of the offering, if any) without the prior written consent of the Company or such underwriters, as the case may be, for the period of time after the offering requested by the underwriters, which period shall not exceed one year from the effective date of the registration of the offering. Notwithstanding the foregoing, Shareholder shall only be subject to the terms of this Section 7 to the extent that all officers and directors of the Company and all holders of at least one percent (1%) of the Company's stock are subject to substantially similar restrictions.

        8. Transfers in Violation. The Company shall not be required to (a) transfer on its books any Shares that have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) treat as owner of such Shares, or accord the right to vote as such owner, or pay dividends to any transferee to whom such Shares shall have been so transferred.

        9. Enforcement. The Company and Shareholder acknowledge that the other party will suffer irreparable harm if either party fails to comply with this Agreement, and that monetary damages will be inadequate to compensate the parties for such failure. Accordingly, the parties agree that this Agreement may be enforced by specific performance or other injunctive relief, in addition to any other remedies available at law or in equity.

        10. Governing Law. This Agreement shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Oregon exclusive of choice of law or conflicts of law rules, provisions, and principles.

        11.     Miscellaneous.

                11.1 Shareholder Rights. Subject to the provisions and limitations hereof, Shareholder may, during the term of this Agreement, exercise all rights and privileges of a shareholder of the Company with respect to the Shares.

                11.2 Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed given when delivered personally, or three days after being deposited in the United States mail as certified or registered mail, return receipt requested, with postage prepaid, or the day following facsimile


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transmission, with confirmed transmission, in either case addressed, if to the
Company, to mHL Development Company, 16125 SW 72nd Avenue, Portland, OR 97224; and if to Shareholder at Shareholder's address shown on the stock records of the Company, or at such other address as any party may designate by 10 days' advance written notice to the other party.

                11.3 Amendment. This Agreement may be amended only by the written consent of the Company and Shareholder.

                11.4 Assignment. The rights and benefits of this Agreement shall inure to the benefit of and be enforceable by the Company and its respective successors and assigns. The rights and obligations of Shareholder under this Agreement may not be assigned without the prior written consent of the Company.

                IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

IMPERIAL BANK                               MHL DEVELOPMENT COMPANY


By:/s/ MIKE PARROTT                         By:/s/ RICHARD G. SASS
   ------------------------                    ---------------------------

Name:  Mike Parrott                         Name: Richard G. Sass

Title: Venture Banking Officer              Title: Chief Executive Officer



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